exhibit 10.4

SEVENTH amendment of lease

THIS SEVENTH AMENDMENT OF LEASE (this “Amendment”) is made and entered into as of this 9th day of October, 2026 (the “Effective Date”) by and between NWP BUILDING 4 LLC, a Massachusetts limited liability company (“Landlord”) and LEMAITRE VASCULAR, INC., a Massachusetts corporation (“Tenant”).

Background

A.
Landlord's predecessor-in-interest, the Trustees of Northwest Associates, and Tenant originally entered into a lease dated March 23, 2010, as amended by a First Amendment of Lease dated September 14, 2010, a Second Amendment of Lease dated October 31, 2011, a Third Amendment of Lease dated August 31, 2012, a Fourth Amendment of Lease dated December 20, 2013, a Fifth Amendment of Lease dated October 29, 2019, and a Sixth Amendment to Lease (the “Sixth Amendment”) dated October 18, 2023 (as amended, the "Lease") with respect to the entire building measuring approximately 27,289 rentable square feet (the "Building") located at 53 Second Avenue, Northwest Park, Burlington, MA; and
B.
Pursuant to the Lease, the current Expiration Date is December 31, 2034.

C.
The parties now desire to extend the term of the lease for a period of one (1) additional year, to expire on December 31, 2035, and provide for certain other modifications to the Lease on account of such extension.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Lease as follows:

1.
Capitalized terms not defined in this Amendment shall have the meanings given them in the Lease. The background recitals set forth above are hereby incorporated herein.
2.
The Term of the Lease is hereby extended for an additional period of one (1) year from its current expiration date of December 31, 2034, such extension period commencing on January 1, 2035 and expiring on December 31, 2035 (the “Fourth Extended Term”), subject to the terms of the Lease. Accordingly, as of the Effective Date, the Expiration Date stated in Section 1.1 of the Lease is changed to December 31, 2035. The Fourth Extended Term shall be on all the same terms and conditions contained in the Lease, as hereby amended. Tenant is currently in possession of the Premises and accepts them in their current as-is condition for the Fourth Extended Term without any representations or warranties by Landlord as to their condition, and without any obligation on the part of Landlord to perform any work to prepare the Premises for Tenant’s continued use. Notwithstanding anything to the contrary contained in the Lease, the parties confirm Tenant has no option to extend or renew the Term of the Lease beyond the expiration of the Fourth Extended Term.

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3.
During the Fourth Extended Term, the Annual Fixed Rent Rate and the Monthly Fixed Rent Rate shall be calculated as set forth in Section 3(B) of the Sixth Amendment. To that end, the parenthetical set forth in the first sentence of Section 3(B) of the Sixth Amendment shall be amended to read “(i.e. January 1, 2033, January 1, 2034 and January 1, 2035)”.

Once determined in accordance with Section 3(B) of the Sixth Amendment, Tenant shall pay the adjusted amount of the Annual Fixed Rent Rate in equal monthly installments (each of which shall be 1/12th of the Annual Fixed Rent Rate) through the remainder of the Fourth Extended Term. For any part of the Fourth Extended Term during which the Fixed Rent Rate has not yet been finally determined, Tenant shall make payments to Landlord on account of Fixed Rent at the rate per square foot of Rentable Floor Area of the Premises last paid under the Lease. The parties shall adjust for any underpayment upon final determination of such rent.

Fixed Rent and Additional Rent on account of Tenant’s Percentage of Taxes and Operating Costs shall continue to be paid at the same time and in the same manner as currently set forth in Article 4 of the Lease

4.
Tenant represents to Landlord it has dealt with no broker in connection with this Amendment, and in the event of any claims for commissions against Landlord by any broker predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold harmless Landlord against any such claims.
5.
Tenant represents and warrants to Landlord that, to the best of Tenant’s actual knowledge, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, defenses, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) all allowances provided to Tenant, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto or to the construction of the Premises.
6.
Landlord and Tenant each represent, as to itself, (a) that it is validly existing and in good standing in the state where it was organized; (b) that it has the authority and capacity to enter into this Amendment and perform all of its obligations hereunder; (c) that all necessary action has been taken in order to authorize it to enter into and perform all of its obligations hereunder; and (d) that the person executing this Amendment on its behalf is duly authorized to do so.
7.
This Amendment contains the entire agreement of the parties regarding the subject matter hereof. There are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, among them, relating to this subject matter, other than as set forth herein.
8.
This Amendment shall not be valid and binding until executed and delivered by Landlord, and may be executed in identical counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Any facsimile, transmittal by PDF or other means of electronic transmittal of original signature versions of this Amendment shall be considered to have the same legal effect as execution and

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delivery of the original document. The parties agree that execution of this Amendment by means of DocuSign is acceptable and shall be valid and binding, having the same legal effect as execution with original wet signatures, and shall be treated in all respects as the original document.
9.
This Amendment shall be construed under the laws of the Commonwealth of Massachusetts and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
10.
From and after the date of this Amendment all references to the “Lease” shall mean the Lease, as amended by this Amendment.

Signatures appear on the following page

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Except as amended hereby, the Lease is ratified and confirmed in all respects, and shall continue in full force and effect according to its terms, as amended.

Executed under seal as of the Effective Date.

LANDLORD:

NWP BUILDING 4 LLC,
A Massachusetts limited liability company,

By: NW ASSOCIATES LLC,
a Delaware limited liability company, its sole manager

By: NDC Asset Manager LLC

By: /s/ Crosby Nordblom

Name: Crosby Nordblom

as Manager and not individually

By: /s/ Todd S. Nordblom

Name: Todd S. Nordblom

as Manager and not individually

TENANT:
LEMAITRE VASCULAR, INC. a Massachusetts corporation

By: /s/ George W. LeMaitre
Name: George W. LeMaitre
Title: Chairman & CEO

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